EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

School Specialty, Inc. 401(K) Plan

Greenville, Wisconsin

We hereby consent to the incorporation by reference in the Registration Statement No. 333-64193 on Form S-8 of our report dated June 29, 2010, appearing in this Annual Report on Form 11-K of the School Specialty, Inc. 401(K) Plan for the year ended December 31, 2009.

/s/ SCHENCK SC

Green Bay, Wisconsin
June 29, 2010